Page 1
                                          Exhibit (h)(ix) under Form N-1A
                                     Exhibit (10) under Item 601/Reg. S-K


                                AGREEMENT
                                   for
                         ADMINISTRATIVE SERVICES
                      and TRANSFER AGENCY SERVICES

   AGREEMENT made as of December 1, 2001, by and between REGIONS MORGAN KEEGAN SELECT Funds, a Massachusetts business trust having its principal office and place of business in Pittsburgh, Pennsylvania ("Investment Company"), on behalf of its portfolios now existing or hereafter created, as identified on Exhibit 1 hereto as the same may be amended from time to time (each a "Fund" and collectively the "Funds"), and FEDERATED SERVICES COMPANY, a Pennsylvania corporation, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 on behalf of itself and its subsidiaries ("Federated").

   WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock ("Shares");

   WHEREAS, the Investment Company may desire to appoint Federated as its administrator to provide it with administrative services (as herein defined) exclusively or in conjunction with one or more co-administrators, and Federated desires to accept such appointment;

   WHEREAS, the Investment Company may desire to appoint Federated as its transfer agent and dividend disbursing agent to provide it with transfer agency services (as herein defined) and agent in connection with certain other activities, and Federated desires to accept such appointment; and

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE:  ADMINISTRATIVE SERVICES.

Article 1.  Appointment.

   The Investment Company hereby appoints Federated as Administrator for the period on the terms and conditions set forth in this Agreement. Federated hereby accepts such appointment and agrees to furnish the services set forth in Article 2 of this Agreement in return for the compensation set forth in Article 6 of this Agreement.

Article 2.  Federated's Duties.

   As Administrator, in conjunction with any other administrators, and subject to the supervision and control of the Investment Company's Board of Trustees ("Board") and in accordance with Proper Instructions (as defined hereafter) from the Investment Company, Federated will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its Funds:

   A. prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the Declaration of Trust (which has already been prepared and filed), the By-laws and minutes of meetings of the Board and Shareholders;

   B. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Investment Company and the Investment Company's shares and all amendments thereto, reports to regulatory authorities and shareholders, each prospectus and statement of additional information ("Prospectus"), proxy statements and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its shares;

   C. prepare, negotiate, and administer contracts on behalf of the Investment Company with, among others, the Investment
        Company's investment advisers, sub-investment advisers, fund accountants, custodians, and distributors, subject to any applicable restrictions of the Board or the 1940 Act;

   D. coordinate the layout and printing of publicly disseminated prospectuses and reports;

   E. perform internal audit examinations in accordance with a charter to be adopted by Federated and approved by the Investment Company;

   F. assist with the design, development, and operation of the Investment Company and the Funds;

   G. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board;

H. consult with the Investment Company, its Board, and any other administrators on matters concerning the Investment Company and its affairs;

I. perform periodic oversight of the Investment Company's custodian in the maintenance of the Fund's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of the net asset value of the Fund and of the declaration and payment of dividends and other distributions to shareholders;

J. oversee calculation of performance data of the Fund for dissemination to information services covering the investment company industry;

K.    prepare and file the Fund's tax returns; and

L.    examine and review the operations of the Fund's custodian.

   The foregoing, along with any additional services that Federated shall agree in writing to perform for the Investment Company under this Section One, shall hereafter be referred to as "Administrative Services." Federated's oversight of the custodian and fund accountant shall not create any liability of Federated for errors or omissions of the custodian or fund accountant in performing their functions, provided Federated has conducted such oversight in a manner consistent with the standard of care set forth in Article 7 hereof..

Article 3.  Records.

   Federated shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by Federated for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company that are in the possession of Federated shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during Federated's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by Federated to the Investment Company or the Investment Company's authorized representatives.

Article 4.  Duties of the Fund.

      The Investment Company assumes full responsibility for the preparation, contents and distribution of its own offering document and for complying with all applicable requirements the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

Article 5.  Expenses.

   Federated shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of Federated employees who serve as trustees or officers of the Investment Company. The Investment Company shall be responsible for all other expenses incurred by Federated on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not Federated's employees, trade association dues, and other expenses properly payable by the Funds and/or the classes.

Article 6.  Compensation.

   For the Administrative Services provided, the Investment Company hereby agrees to pay and Federated hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee at an annual rate of the average daily net assets of the Funds, as set forth below.


            Max. Admin.           Average Daily Net Assets
                Fee                    of the Funds

               .065%               on the first $2.5 billion
               .04%                on the next $2.5 billion
               .025%               on assets in excess of $5 billion
   (Average Daily Net Asset break points are on a complex-wide basis)

The administrative fee received during any fiscal year shall be at least $50,000 per Fund (the "Fund minimum fee"). The Fund minimum fee shall be waived for the first six months of any Fund created after the date of this Agreement. All administrative fees, including the Fund minimum fee, shall be waived for the first six months of this Agreement for the Regions Morgan Keegan Select Government Money Market Fund.

   The compensation and out of pocket expenses attributable to the Funds shall be accrued daily by the Funds and paid to Federated no less frequently than monthly, and shall be paid daily upon request of Federated. Federated will maintain detailed information about the compensation and out of pocket expenses by the Funds.

Article 7.  Responsibility of Administrator.

A. Federated shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

   B. If at any time another entity performs administrative services to any Fund, including without limitation those services listed herein or services similar to those listed herein, Federated and such other entity shall in no event be liable for the acts or omissions of the other. If the entity is a subsidiary owned or controlled by Federated Investors, Inc., then Federated shall be as fully responsible to the Investment Company for the entity's acts and omissions.

SECTION TWO: Transfer Agency Services.

Article 8.  Terms of Appointment.

   Subject to the terms and conditions set forth in this Agreement, the Investment Company hereby appoints Federated to act as, and Federated agrees to act as, transfer agent and dividend disbursing agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program. Federated shall be held to a standard of reasonable care in carrying out the provisions of this Section Two.


Article 9.  Duties of Federated.

   Federated shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Investment Company as to any Fund:

   A.   Purchases

        (1) Federated shall receive orders and payment for the purchase of shares and promptly deliver payment and appropriate documentation therefor to the custodian of the relevant Fund, (the "Custodian"). Federated shall notify the Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.

        (2) Pursuant to purchase orders and in accordance with the Fund's current Prospectus, Federated shall compute and issue the appropriate number of Shares of each Fund and/or Class and hold such Shares in the appropriate Shareholder accounts.

        (3) In the event that any check or other order for the purchase of Shares of the Fund and/or Class is returned unpaid for any reason, Federated shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund and/the Class or its distributor will reimburse Federated on the amount of such excess.

   B.   Distribution

        (1) Upon notification by the Funds of the declaration of any distribution to Shareholders, Federated shall act as Dividend Disbursing Agent for the Funds in accordance with the provisions of its governing document and the then-current Prospectus of the Fund. Federated shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, Federated shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. Federated shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account; and

        (2) Federated shall maintain records of account for each Fund and Class and advise the Investment Company, each Fund and Class and its Shareholders as to the foregoing.

   C.   Redemptions and Transfers

        (1) Federated shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. Federated shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to Federated by the Custodian for redemptions.

        (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, Federated shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

        (3) If any certificate returned for redemption or other request for redemption does not comply with the procedures for redemption approved by the Fund, Federated shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall affect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.

        (4) Federated shall effect transfers of Shares by the registered owners thereof.

        (5) Federated shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

   D.   Recordkeeping

        (1) Federated shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Federated shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

        (2) Federated shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Investment Company or the Fund to include a record for each Shareholder's account of the following:

              (a) Name, address and tax identification number (and whether such number has been certified);

              (b)   Number of Shares held;

              (c) Historical information regarding the account, including dividends paid and date and price for all transactions;

              (d) Any stop or restraining order placed against the account;

              (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

              (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

              (g) Certificate numbers and denominations for any Shareholder holding certificates;

              (h) Any information required in order for Federated to perform the calculations contemplated or required by this Agreement.

        (3) Federated shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted
              below.   Such records shall include, but not be limited
              to records required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, pertaining to the Transfer Agency Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by Federated for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company that are in the possession of Federated shall be the property of the Investment Company. Such record retention shall be at the expense of Federated, and such records may be inspected by the Fund at reasonable times. Federated may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in Federated's files, records and documents created and maintained by Federated pursuant to this Agreement, which are no longer needed by Federated in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by Federated for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six-year period, such records and documents will either be turned over to the Fund or destroyed in accordance with Proper Instructions.


   E.   Confirmations/Reports

        (1) Federated shall furnish to the Fund periodically the following information:

              (a)   A copy of the transaction register;

              (b)   Dividend and reinvestment blotters;

              (c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to Federated;

              (d)   Shareholder lists and statistical information;

              (e) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;

              (f) Such other information as may be agreed upon from time to time.

        (2) Federated shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

        (3) In addition to and not in lieu of the services set forth above, Federated shall:

              (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and


              (b) provide a system that will enable the Fund to monitor the total number of Shares of each Fund (and/or Class) sold in each state ("blue sky reporting"). The Fund shall by Proper Instructions (i) identify to Federated those transactions and assets to be treated as exempt from the blue sky reporting for each state and
                    (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of Federated for each Fund's (and/or Class's) state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Fund as provided above.

   F.   Other Duties

        (1) Federated shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to Federated;

        (2) Federated shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders;

        (3) Federated shall establish and maintain facilities and procedures for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

   The foregoing, along with any additional services that Federated shall agree in writing to perform for the Investment
Company under this Section Two, shall hereafter be referred to as "Transfer Agency Services."

Article 10.  Duties of the Investment Company.

   A.   Compliance

        The Investment Company or Fund assume full responsibility for the preparation, contents and distribution of their own and/or their classes' Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.

   B.   Distributions

        The Fund shall promptly inform Federated of the declaration of any dividend or distribution on account of any Fund's shares.


Article 11.  Compensation and Expenses.

   A.   Annual Fee

        For performance by Federated pursuant to Section Two of this Agreement, the Investment Company and/or the Fund agree to pay Federated a transfer agency services fee set forth on Exhibit 2 to this Agreement. Such fee may be changed from time to time subject to written agreement between the Investment Company and Federated. Pursuant to information in the Fund Prospectus or other information or instructions from the Fund, Federated may sub-divide any Fund into Classes or other sub-components for recordkeeping purposes.

   B.   Reimbursements

        Unless otherwise agreed in writing between the parties, any non-routine expenses (reasonable or otherwise) incurred by Federated at the request or with the consent of the Investment Company and/or the Fund that are not normally associated with performing Transfer Agency Services, will be reimbursed by the appropriate Fund.

   C.   Payment

        The compensation and out-of-pocket expenses shall be accrued daily by the Fund and shall be paid to Federated no less frequently than monthly, and shall be paid daily upon request of Federated. Federated will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

   D. Any amendments or adjustments to the schedule of compensation agreed to hereunder shall be dated and signed by a duly authorized officer of the Investment Company and a duly authorized officer of Federated.

SECTION THREE:  General Provisions.

Article 12.  Proper Instructions.

   As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) Federated reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and Federated promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and Federated are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.


Article 13.  Assignment.

   Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

   A. Either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party upon prior written notice. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

   B. With regard to Transfer Agency Services, Federated may without further consent on the part of the Investment Company subcontract for the performance of Transfer Agency Services with

        (1) its subsidiary, Federated Shareholder Service Company ("FSSC"), a Delaware business trust, which is duly registered as a transfer agent pursuant to
              Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or any succeeding statute ("Section
              17A(c)(1)"); or

(2)   such other provider of services duly registered as a transfer agent under Section 17A(c)(1) as Federated shall select, provided that Federated provides written notice to the Investment Company within 30 days after entering into such subcontract.

        Federated shall be fully responsible to the Investment Company for the acts and omissions of this subcontractor as it is for its own acts and omissions.

   C. With regard to Administrative Services, Federated may without further consent on the part of the Investment Company subcontract for the performance of such services with Federated Administrative Services, a wholly-owned subsidiary of Federated, or with any other subsidiary owned or controlled by Federated Investors, Inc., and Federated shall be fully responsible to the Investment Company for the acts and omissions of this subcontractor.

   D. Federated shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an Agent selected by the Investment Company, other than as described in B. and C. above; provided, however, that Federated shall in no way be responsible for the acts and omissions of the Agent.

Article 14.  Documents.

   A. In connection with the appointment of Federated under this Agreement, the Investment Company shall file with Federated the following documents:

        (1) A copy of the Declaration of Trust and By-Laws of the Investment Company and all amendments thereto ("Charter Documents");

        (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement;

        (3) Printed documentation from the recordkeeping system representing any outstanding Share certificates of the Investment Company or the Funds;

        (4) All account application forms and other documents relating to Shareholders accounts; and

        (5)   A copy of the current Prospectus for each Fund.

   B. The Fund will also furnish from time to time the following documents:

        (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's, and/or Class's Shares;

        (2) Each Registration Statement filed with the SEC and amendments thereof, including prospectuses and statements of additional information as amended from time to time, and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

        (3) A certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

        (4) Certified copies of each vote of the Board authorizing officers to give Proper Instructions to the Custodian and agents for fund accountant, and shareholder recordkeeping or transfer agency services; and

        (5) Such other certifications, documents or opinions that Federated may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

Article 15.  Representations and Warranties.

   A.   Representations and Warranties of Federated

        Federated represents and warrants to the Fund that:

        (1) it is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;

        (2) it is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

        (3)   it  is  empowered   under   applicable  laws  and  by  its
              Articles of Incorporation and By-Laws to enter into and perform this Agreement;

        (4) all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

        (5)   it has and will  continue to have access to the  necessary
              facilities,   equipment   and  personnel  to  perform  its
              duties and obligations under this Agreement;

        (6)   it  is  in   compliance   with  federal   securities   law
              requirements and in good standing as an administrator and transfer agent (either directly or through FSSC); and

   B.   Representations and Warranties of the Investment Company

        The Investment Company represents and warrants to Federated that:

        (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;

        (2) It is empowered under applicable laws and by its Charter Documents to enter into and perform its obligations under this Agreement;

        (3)   All corporate proceedings required by said Charter
              Documents have been taken to authorize it to enter into and perform its obligations under this Agreement;

        (4) The Investment Company is an open-end investment company registered under the 1940 Act; and

        (5) A registration statement under the 1933 Act will be effective, and appropriate authorizations for state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

Article 16.  Indemnification.

   A.   Indemnification by Investment Company

        Federated shall not be responsible for and the Investment Company or Fund shall indemnify and hold Federated, including its officers, directors, trustees, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (1) The acts or omissions of any Custodian, Fund Accountant, Adviser, Sub-adviser, administrator other than
              Federated, or other party contracted by or approved by the Investment Company or Fund,

        (2) The reliance on or use by Federated or its agents or subcontractors of information, records and documents in proper form which

              (a) are received by Federated or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

              (b) are received by Federated or its agents or subcontractors from Advisers, Sub-advisers, administrator other than Federated, or other third parties contracted by or approved by the Investment Company of Fund for use in the performance of services under this Agreement; or

              (c) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company.

        (3) The reliance on, or the carrying out by Federated or its agents or subcontractors of Proper Instructions of the Investment Company or the Fund.

        (4) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

              Provided, however, that Federated shall not be protected by this Article 16.A. from liability for any act or omission resulting from Federated's willful misfeasance, bad faith, negligence (in the case of Transfer Agency Services), gross negligence (in the case of Administrative Services), or reckless disregard of its duties.

   B.   Reliance

        At any time Federated may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel (who may be counsel for the Investment Company) with respect to any matter arising in connection with the services to be performed by Federated under this Agreement, and Federated and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in good faith reliance upon such instructions or upon the opinion of such counsel, provided such action is not in violation of applicable federal or state laws or regulations. Federated, its agents and subcontractors shall be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company or the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

   C.   Notification

        In order that the indemnification provisions contained in this Agreement shall apply, however, it is understood that the party seeking indemnification ("Claimant") will use all reasonable care to promptly identify and notify the party against whom indemnification is sought ("Indemnifier") concerning any situation which presents or appears likely to present the probability of a claim for indemnification, and shall advise the Indemnifier of all pertinent facts and developments concerning the situation in question. The Indemnifier shall have the option to defend the Claimant against any claim which may be the subject of this indemnification. In the event that the Indemnifier so elects, it will so notify the Claimant and thereupon the Indemnifier shall take over complete defense of the claim, and the Claimant shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Agreement. The Claimant shall in no case confess any claim or make any compromise in any case in which the Indemnifier will be asked to indemnify the Claimant, except with the Indemnifier's prior written consent.

Article 17.  Term and Termination of Agreement.

   This Agreement shall be effective from the date signed above and shall continue until December 31, 2002 ("Initial Term"). Thereafter, with respect to Sections One and Three, the Agreement will continue for consecutive 12-month terms (a "Renewal Term") unless one party receives written notice of termination from the other party no less than 90 days prior to the expiration of the Initial Term or a Renewal Term. The termination date for all original or after-added Funds that are, or become, a party to this Agreement shall be coterminous.

   Section Two of this Agreement may be terminated by either party during any term of this Agreement by 60 days written notice to the other party.

   In addition, each party reserves the right to immediately terminate this Agreement upon the giving of written notice in the event of: the dissolution or liquidation of either party or other cessation of business other than a reorganization or recapitalization of such party as an ongoing business; financial difficulties on the part of either party which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or a final, unappealable judicial, regulatory or administrative ruling or order in which either party has been found guilty of criminal behavior in the conduct of its business.

   Should the Investment Company exercise its rights to terminate, all reasonable out-of-pocket expenses associated with the movement of records and materials will be borne by the Investment Company or the appropriate Fund. Additionally, Federated reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Articles 7 and 16 shall survive the termination of this Agreement.

Article 18.  Amendment.

   This Agreement may be amended or modified only by a written agreement executed by both parties.

Article 19.  Interpretive and Additional Provisions.

   In connection with the operation of this Agreement, Federated and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Charter Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Article 20.  Governing Law.

   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

Article 21.  Notices.

   Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, PA 15237-7001,
Attention: Secretary or to Federated at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, Attention: Secretary, or to such other address as the Investment Company or Federated may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

Article 22.  Counterparts.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 23.  Limitations of Liability of Trustees and Shareholders of
----------------------------------------------------------------------
Federated.
----------

   The execution and delivery of this Agreement have been authorized by the Trustees of Federated and signed by an authorized officer of Federated, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of Federated.

Article 24.  Merger of Agreement.

   This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 25.  Successor Agent.

   If the Investment Company shall appoint a successor agent, Federated shall upon termination of this Agreement deliver to such successor agent at the office of Federated all properties of the Investment Company held by Federated hereunder. If no such successor agent shall be appointed, Federated shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

   In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to Federated on or before the date when such termination shall become effective, then Federated shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000 all properties held by Federated under this Agreement. Thereafter, such bank or trust company shall be the successor of Federated under this Agreement.

Article 26.  Force Majeure.

   Federated shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance, provided Federated has performed its duties under this Agreement in a manner consistent with the standard of care set forth in Article 7 herein.

Article 27.  Severability.

   In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Article 28.  Common Personnel

   Any person (even though also a Federated officer, director, trustee, partner, employee or agent) who may be or become an Investment Company officer, trustee, partner, employee or agent, shall be deemed, when rendering services to the Investment Company business (other than services or business in connection with Federated's duties hereunder) to be rendering such services to or acting solely for the Investment Company and not as a Federated officer, director, trustee, partner, employee or agent or one under the control or direction of Federated even though paid by Federated.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                              REGIONS MORGAN KEEGAN SELECT FUNDS


                              By:  /s/ Heather Froehlich
                                 --------------------------------------
                              Name:  Heather Froehlich
                              Title:  Vice President

                              FEDERATED SERVICES COMPANY

                              By:  /s/ Gail C. Jones
                                 --------------------------------------
                              Name:  Gail C. Jones
                              Title:  Vice President

                                EXHIBIT 1

CONTRACT
DATE                 Regions Morgan Keegan Select Funds
                        Portfolios
-------------------------------------------------------------------------


December 1, 2001 Regions Morgan Keegan Select Aggressive Growth Fund December 1, 2001 Regions Morgan Keegan Select Balanced Fund
December 1, 2001 Regions Morgan Keegan Select Fixed Income Fund December 1, 2001 Regions Morgan Keegan Select Government Money Market Fund
December 1, 2001  Regions Morgan Keegan Select Growth Fund
December 1, 2001  Regions Morgan Keegan Select Limited Maturity
Government Fund
December 1, 2001  Regions Morgan Keegan Select Treasury Money Market
Fund
December 1, 2001  Regions Morgan Keegan Select Value Fund



                                EXHIBIT 2

I.                                                         Group I
   Services
Base Fee* (Annual fee per fund, class or other subdivision) $18,000 Account Fee* (Annual account charge)
      (includes system access and funds control and reconcilement)
      -  Daily dividend fund                                     $16.00
      -  Monthly dividend fund                                   $10.00
      -  Quarterly dividend fund                                 $10.00
      -  Contingent Deferred Sales Charge (Additionally)          $5.00
            (monthly and quarterly funds only)
      -  Closed Accounts*                                         $1.20
Termination Fee (One time charge per fund family will be waived
      after three years)                                        $20,000

II.   Group II Services
Other Account Fees*  (Annual account charge - Services or features not covered above)
-     Account Activity Processing                                 $3.50
      (includes account establishment, transaction and maintenance processing)
-     Account Servicing                                           $4.50
      (includes shareholder servicing and correspondence)
o All fees are annualized and will be prorated on a monthly basis for billing purposes. Out-of-pocket expenses are not covered by these fees.

                     Out-of-Pocket Expenses Schedule

Out-of-pocket expenses include, but are not limited to, the following:
   Postage (including overnight courier service)
   Statement Stock
   Envelopes
   Telecommunication Charges (including FAX)
   Travel
   Duplicating
   Forms
   Supplies
   Microfiche
   Computer Access Charges
   Client Specific Enhancements
   Disaster Recovery
   Processing Fees